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                                                                     EXHIBIT 2.2



$265,000                                                  Minneapolis, Minnesota

                                                                   June 30, 1999



                                 PROMISSORY NOTE



         FOR VALUE RECEIVED, the undersigned (collectively, the "Makers"), jointly and severally, hereby promise to pay to the order of OXBORO MEDICAL INTERNATIONAL, INC., a Minnesota corporation (the "Payee") at 13828 Lincoln Street N.E., Ham Lake, Minnesota 55304, or at such other place as the holder hereof may designate in writing from time to time, the principal sum of TWO HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($265,000), together with interest on the unpaid principal balance from the date hereof at the rate of nine percent (9%) per annum. All principal and accrued interest due hereon shall be due and payable on September 30, 1999. The Makers shall have the right to prepay all amounts due hereunder at any time without penalty. All payments made hereon shall be applied first to interest, then to principal.



         Notwithstanding the foregoing, this Note is subject to the Makers' right of setoff as provided in Section 9(b) of the Agreement for Purchase and Sale of Stock of even date herewith, by and among the Makers and the Payee and the Makers and the Payee agree that such provisions are incorporated herein and are binding upon the parties hereto.



         The Makers agree that upon the occurrence of any one or more of the following events, all principal and interest due on this Note shall become immediately due and payable at the option of the Payee, without notice:



         12.      The Makers fail to pay any amount hereunder when due;

         13. A Maker: (i) commits an act of bankruptcy under the provisions of any state insolvency law or under the provisions of the Federal Bankruptcy Act; or (ii) initiates or has initiated against him, voluntarily or involuntarily, any action, process or proceeding under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors; or

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         14.      A Maker admits, in writing, of his inability to pay his debts as they become due.



         The Makers shall also be liable for all costs of collection incurred in connection with this Note, including attorneys' fees. A waiver by the holder hereof of a breach of the payment provisions hereof shall not operate as, or be construed to be, a waiver of a subsequent breach of any such provisions. The Makers hereby waive presentment, demand for payment, notice of dishonor, notice of protest, protest, and all other notices or demands in connection with the delivery, acceptance or performance of, or default under, this Note. This Note shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to the conflict of laws principles of such state.



     IN WITNESS WHEREOF, the undersigned have executed this Note, intending to be legally bound thereby, as of the above date.



THE PAYEE:                                        THE MAKERS:


OXBORO MEDICAL INTERNATIONAL, INC.                JOHN MCGUIRE


By: /s/ Matthew E. Bellin                         /s/ John McGuire
    -------------------------------               -----------------------------
    Its: President and Chief Executive Officer    John McGuire
    ------------------------------------------



                                                  STEPHEN KAMINSKI

                                                  /s/ Stephen Kaminski
                                                  -----------------------------
                                                  Stephen Kaminski



                                                  CHARLES KRUSE

                                                  /s/ Charles Kruse
                                                  -----------------------------
                                                  Charles Kruse


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